Exhibit 99.1

Pixelworks Reports Second Quarter 2015 Financial Results

SAN JOSE, Calif., July 30, 2015 -- Pixelworks, Inc. (NASDAQ: PXLW), an innovative provider of video display processing technology enabling the highest quality viewing experience for displays of all sizes, today announced financial results for the second quarter ended June 30, 2015.

For the second quarter of 2015, revenue was $15.1 million, compared to $14.4 million in the prior quarter and $15.2 million in the second quarter of 2014. Revenue during the quarter reflected continued market share gains in the projector market, partially offset by lower shipments of chips into the TV and panel market.

On a GAAP basis, gross profit margin in the second quarter of 2015 was 48.0%, compared to 48.4% in the first quarter of 2015 and 50.5% in the year-ago quarter. Second quarter 2015 GAAP operating expenses were $9.7 million, compared to $10.2 million in the previous quarter and $9.6 million in the second quarter of 2014.

For the second quarter of 2015, the Company recorded a GAAP net loss of $2.8 million, or $0.12 per share, compared to a GAAP net loss of $3.4 million, or $0.14 per share, in the first quarter of 2015 and GAAP net loss of $2.4 million, or $0.11 per share, in the second quarter of 2014.

On a non-GAAP basis, second quarter 2015 gross profit margin was 48.3%, compared to 48.8% in the first quarter of 2015 and 51.0% in the year-ago quarter. Second quarter 2015 operating expenses on a non-GAAP basis were $8.8 million, compared to $9.2 million in the previous quarter and $8.7 million in the second quarter of 2014.

For the second quarter of 2015, non-GAAP net loss was $1.9 million, or $0.08 per share, compared to a non-GAAP net loss of $2.3 million, or $0.10 per share, in the first quarter of 2015 and non-GAAP net loss of $1.5 million, or $0.06 per share, in the second quarter of 2014. Adjusted EBITDA in the second quarter of 2015 was a negative $0.5 million, compared to a negative $1.1 million in the previous quarter and a positive $0.2 million in the second quarter of 2014.

"First half 2015 product revenue increased 15% over 2014, driven by continued growth in our chip business.  Highlighting the quarter was the announcement of ASUS selecting Pixelworks’ Iris mobile display processor for its innovative Hero ZenPad tablet," said Bruce Walicek, President and CEO of Pixelworks. “The adoption of Iris by a recognized market leader such as ASUS for its flagship platform serves as important validation of Pixelworks’ mobile technology as well as Iris' value proposition to mobile OEMs.  Also during the quarter, we formally introduced our second chip for the mobile market, and we expect to begin initial volume production of the Iris family during the third quarter.”

The Company will discuss the details of its business outlook for the third quarter of 2015 during its conference call scheduled for today, July 30, 2015, at 2:00 p.m. Pacific Time.

Conference Call Information
Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 877-359-9508 and using passcode 92049777. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, August 6, 2015, and can be accessed by calling 855-859-2056 and using passcode 92049777.

About Pixelworks, Inc.
Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The company is headquartered in San Jose, CA.

For more information, please visit the company’s Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which excludes stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty, which are required under GAAP. The press release also reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss before interest expense and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.
Safe Harbor Statement
This release contains forward-looking statements, including, without limitation, the statements in Bruce Walicek's quote with respect to the Company’s growth opportunities, product shipments, product demand, customer engagements, and the Company’s potential and position for the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “believe,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2014 as well as subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Revenue, net	$15,078	$14,392	$15,166	$29,470	$28,707
Cost of revenue (1)	7,844	7,425	7,505	15,269	13,051
Gross profit	7,234	6,967	7,661	14,201	15,656
Operating expenses:
Research and development (2)	6,105	6,318	5,887	12,423	12,272
Selling, general and administrative (3)	3,584	3,887	3,709	7,471	7,758
Total operating expenses	9,689	10,205	9,596	19,894	20,030
Loss from operations	(2,455)	(3,238)	(1,935)	(5,693)	(4,374)
Interest expense and other, net	(105)	(107)	(130)	(212)	(252)
Loss before income taxes	(2,560)	(3,345)	(2,065)	(5,905)	(4,626)
Provision for income taxes	236	19	317	255	263
Net loss	$(2,796)	$(3,364)	$(2,382)	$(6,160)	$(4,889)
Net loss per share - basic and diluted	$(0.12)	$(0.14)	$(0.11)	$(0.26)	$(0.22)
Weighted average shares outstanding - basic and diluted	23,539	23,328	22,667	23,434	22,437
——————
(1) Includes:
Stock-based compensation	$42	$53	$41	$95	$130
Additional amortization of non-cancelable prepaid royalty	—	—	35	—	91
(2) Includes stock-based compensation	429	489	413	918	1,239
(3) Includes stock-based compensation	422	536	487	958	1,275

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$7,234	$6,967	$7,661	$14,201	$15,656
Stock-based compensation	42	53	41	95	130
Additional amortization of non-cancelable prepaid royalty	—	—	35	—	91
Total reconciling items included in cost of revenue	42	53	76	95	221
Non-GAAP gross profit	$7,276	$7,020	$7,737	$14,296	$15,877
Non-GAAP gross profit margin	48.3%	48.8%	51.0%	48.5%	55.3%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$9,689	$10,205	$9,596	$19,894	$20,030
Reconciling item included in research and development:
Stock-based compensation	429	489	413	918	1,239
Reconciling item included in selling, general and administrative:
Stock-based compensation	422	536	487	958	1,275
Total reconciling items included in operating expenses	851	1,025	900	1,876	2,514
Non-GAAP operating expenses	$8,838	$9,180	$8,696	$18,018	$17,516
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(2,796)	$(3,364)	$(2,382)	$(6,160)	$(4,889)
Reconciling items included in cost of revenue	42	53	76	95	221
Reconciling items included in operating expenses	851	1,025	900	1,876	2,514
Tax effect of non-GAAP adjustments	(46)	(20)	(47)	(66)	(85)
Non-GAAP net loss	$(1,949)	$(2,306)	$(1,453)	$(4,255)	$(2,239)
Non-GAAP net loss per share - basic and diluted	$(0.08)	$(0.10)	$(0.06)	$(0.18)	$(0.10)
Non-GAAP weighted average shares outstanding - basic and diluted	23,539	23,328	22,667	23,434	22,437

* Our non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share differs from GAAP gross profit, GAAP operating expenses, GAAP net loss and GAAP net loss per share due to the exclusion of stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(2,796)	$(3,364)	$(2,382)	$(6,160)	$(4,889)
Stock-based compensation	893	1,078	941	1,971	2,644
Additional amortization of non-cancelable prepaid royalty	—	—	35	—	91
Tax effect of non-GAAP adjustments	(46)	(20)	(47)	(66)	(85)
Non-GAAP net loss	$(1,949)	$(2,306)	$(1,453)	$(4,255)	$(2,239)
EBITDA adjustments:
Depreciation and amortization	$1,041	$1,098	$1,141	$2,139	$2,285
Interest expense and other, net	105	107	130	212	252
Non-GAAP provision for income taxes	282	39	364	321	348
Adjusted EBITDA	$(521)	$(1,062)	$182	$(1,583)	$646

* Adjusted EBITDA differs from GAAP net loss due to the exclusion of stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty, interest expense and other, net, income tax provision and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$14,432	$17,926
Accounts receivable, net	4,733	4,648
Inventories	2,875	2,898
Prepaid expenses and other current assets	1,239	888
Total current assets	23,279	26,360
Property and equipment, net	7,030	6,402
Other assets, net	926	1,382
Total assets	$31,235	$34,144
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,004	$3,154
Accrued liabilities and current portion of long-term liabilities	9,185	8,539
Current portion of income taxes payable	187	197
Short-term line of credit	3,000	3,000
Total current liabilities	16,376	14,890
Long-term liabilities, net of current portion	919	1,476
Income taxes payable, net of current portion	2,079	2,094
Total liabilities	19,374	18,460
Shareholders’ equity	11,861	15,684
Total liabilities and shareholders’ equity	$31,235	$34,144

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com